EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                         Play-By-Play (Far East) Limited
                  Play-By-Play Toys and Novelties Europe, S.A.
                         Restaurants International, Inc.
                               Newco Novelty, Inc.
                              Ace Novelty Co., Inc.